As filed with the Securities and Exchange Commission on June 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0283071
(State of Incorporation)	(I.R.S. Employer Identification Number)

1411 Broadway, 34th Floor New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Alleghany Corporation 2017 Long-Term Incentive Plan

(Full title of the plan)

Christopher K. Dalrymple

Senior Vice President, General Counsel and Secretary

Alleghany Corporation

1411 Broadway, 34th Floor

New York, New York 10018

(212) 752-1356

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	400,000 shares	$599.52	$239,808,000	$27,793.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Common Stock which become issuable pursuant to the provisions of the plan listed above by reason of antidilution and other adjustments.
(2)	Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, these amounts were estimated on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 15, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Alleghany Corporation 2017 Long-Term Incentive Plan (the “Plan”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Alleghany Corporation (the “Company”) with the Commission (other than, in each case, documents or information deemed furnished and not filed in accordance with the rules of the Commission, including pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, and no such information shall be deemed incorporated herein by reference) are incorporated herein by reference and made a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2016;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on February 22, 2017, May 1, 2017 and May 4, 2017;

(d)	any future filings that the Company makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder; and

(e)

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, which incorporates by reference certain portions of the Company’s Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to (i) the Company’s Restated Certificate of Incorporation, as amended, and (ii) the Company’s By-Laws, as amended, incorporated by reference as Exhibits 3.1 and 3.2, respectively, in this Registration Statement, and any amendment or report filed for the purpose of updating that description.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or therein by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the Company’s Restated Certificate of Incorporation, as amended, which is incorporated by reference as Exhibit 3.1 in this Registration Statement (the “Charter”).

The Company is a Delaware corporation. Pursuant to the Delaware General Corporation Law (the “DGCL”), a corporation may not indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending, or completed proceeding unless such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Under the Charter, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under DGCL Section 174 (concerning unlawful distributions to stockholders), or (iv) for any transaction from which the director derived an improper personal benefit. The Charter further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Charter also provides that the Company shall indemnify each person made or threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Company to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act (ERISA) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification is a contract right and includes the right to be paid for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, other than a proceeding seeking to enforce such person’s right to indemnification, shall be indemnified only if such proceeding (or part thereof) was authorized by the Company’s board of directors.

The Charter also provides that if a claim for indemnification is not paid in full by the Company within 30 days, the claimant may sue the Company to recover the unpaid amount, subject to certain defenses and limitations.

The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below in the “Exhibit Index.”

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 20, 2017.

ALLEGHANY CORPORATION

By:	/s/ Weston M. Hicks
Weston M. Hicks
President and chief executive officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Weston M. Hicks his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, to enable Alleghany Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission in connection with the registration of the shares of common stock of Alleghany Corporation covered by this Registration Statement, and hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Date: June 20, 2017	By:	/s/ Jerry G. Borrelli
Jerry G. Borrelli
Vice President
(principal accounting officer)

Date: June 20, 2017	By:	/s/ Karen Brenner
Karen Brenner
Director

Date: June 20, 2017	By:	/s/ Ian H. Chippendale
Ian H. Chippendale
Director

Date: June 20, 2017	By:	/s/ John G. Foos
John G. Foos
Director

Date: June 20, 2017	By:	/s/ Weston M. Hicks
Weston M. Hicks
President and Director
(principal executive officer)

Date: June 20, 2017	By:	/s/ Jefferson W. Kirby
Jefferson W. Kirby
Chairman of the Board and Director

Date: June 20, 2017	By:	/s/ William K. Lavin
William K. Lavin
Director

Date: June 20, 2017	By:	/s/ Phillip M. Martineau
Phillip M. Martineau
Director

Date: June 20, 2017	By:	/s/ John L. Sennott, Jr.
John L. Sennott, Jr.
Senior Vice President
(principal financial officer)

Date: June 20, 2017	By:	/s/ Raymond L.M. Wong
Raymond L.M. Wong
Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (No. 333-134996) filed on June 14, 2006).

3.2	By-Laws, as amended December 18, 2007 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 20, 2007).

3.3	Certificate of Elimination of 5.75% Mandatory Convertible Preferred Stock of Alleghany Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 22, 2009).

4	Alleghany Corporation 2017 Long-Term Incentive Plan effective as of April 28, 2017 (incorporated herein by reference to Exhibit A to the Company’s Proxy Statement dated March 17, 2017 filed in connection with its Annual Meeting of Stockholders held on April 28, 2017).

5	Opinion of Olshan Frome Wolosky LLP.

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page hereto).